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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2010

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 355-6255

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 21, 2010, World Heart Corporation (“WorldHeart”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”)  pursuant to which WorldHeart agreed to sell and issue an aggregate of 1,418,726 shares of common stock for an aggregate purchase price of approximately $7.3 million and warrants to purchase up to 2,837,452 shares of common stock (the “Private Placement”) .  The per unit purchase price of a share of common stock, a 15-month warrant to purchase one share of common stock and a five-year warrant to purchase one share of common stock is $5.15. The warrants are immediately exercisable, at an exercise price of $4.90 per share. Certain entities affiliated with Anders Hove, a member of WorldHeart’s board of directors, have agreed to invest an aggregate of approximately $2,000,000 in the Private Placement.  Certain individuals and entities affiliated with Austin W. Marxe, a member of WorldHeart’s board of directors, have agreed to invest an aggregate of approximately $2,000,000 in the Private Placement. Certain entities affiliated with Jeani Delagardelle, a member of WorldHeart’s board of directors, have agreed to invest an aggregate of approximately $2,000,000 in the Private Placement. The Private Placement is subject to customary closing conditions and is expected to close during the week of January 25, 2010.

In connection with the Private Placement, WorldHeart entered into a Registration Rights Agreement, dated January 21, 2010, with the Purchasers (the “Registration Rights Agreement”) pursuant to which WorldHeart has agreed to file within 60 days after the closing one or more registration statements registering for resale the shares of common stock and shares of common stock issuable upon exercise of the warrants sold in the Private Placement.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement and warrants are summaries of the material terms of such agreements and documents, and do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Registration Rights Agreement and form of warrant, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.5 and Exhibit 4.6, respectively, to this current report on Form 8-K and are incorporated by reference herein.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.	Description
4.5	Form of Five-Year Warrant.

4.6	Form of 15-Month Warrant.

10.1	Securities Purchase Agreement, dated January 21, 2010, by and among World Heart Corporation and the purchasers listed on the signature pages thereto.

10.2	Registration Rights Agreement, dated January 21, 2010, by and among World Heart Corporation and the purchasers listed on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2010

WORLD HEART CORPORATION

	By:	/s/ Morgan R. Brown
	Name:	Morgan R. Brown
	Title:	Executive Vice President and Chief Financial Officer